Exhibit 99.3

Additional Statements Required by Rule 17g-1(g)(1)

The attached chart includes the amount of the single insured bond which each Fund would have provided and maintained had it not been named as an insured under a joint insured bond as well as the allocation among the Funds, and their respective series, that was approved by the Board. The premium on the joint insured bond has been paid through September 1, 2013.

FIDELITY BOND PREMIUM AMOUNT AND ALLOCATION 2012

	Net Assets as of 29-June-2012	Amount of Minimum Bond Requirement	Amount of Bond Coverage	Percentage of Allocation
Fund Name		(in dollars)	(in Dollars)	(%)
Japan Fund	23,420,491			0.38%
Value Fund	109,255,535			1.75%
International Dividend Strategy Fund	63,476,743			1.02%

Total SunAmerica Equity Series	$196,152,769	$600,000	$600,000	3.15%

SunAmerica Strategic Bond Fund	581,049,034			0.77%
SunAmerica GNMA Fund	318,913,267			1.80%
SunAmerica U.S. Government Securities Fund	137,395,616			0.77%
SunAmerica High Yield Bond Fund	125,976,744			0.71%

Total SunAmerica Income Series	$1,163,334,661	$1,250,000	$1,250,000	6.56%

Money Market Fund	656,739,626			5.25%

Total SunAmerica Money Market	$656,739,626	$900,000	$1,000,000	5.25%

SunAmerica Senior Floating Rate Fund, Inc.	326,774,056			3.94%

Total SunAmerica Senior Floating Rate	$326,774,056	$750,000	$750,000	3.94%

Focused Small-Cap Growth Portfolio	150,966,132			0.65%
Focused Balanced Strategy Portfolio	—			—
Focused Multi-Asset Strategy Portfolio	—			—
Focused Dividend Strategy Portfolio	2,065,167,326			8.95%
Focused Small-Cap Value Portfolio	110,750,503			0.48%
Focused Large-Cap Growth Portfolio	292,773,739			1.27%
SunAmerica StrategicValue Portfolio	165,365,325			0.72%

Total SunAmerica Series	$2,785,023,025	$1,900,000	$2,300,000	12.07%

Growth Portfolio	353,122,120			1.27%
Government & Quality Bond Portfolio	1,143,387,373			4.11%
Strategic Multi-Asset Portfolio	21,441,522			0.08%
Multi-Asset Portfolio	22,686,836			0.08%
Capital Appreciation Portfolio	1,070,866,159			3.85%
Growth and Income Portfolio	20,077,935			0.07%
Natural Resources Portfolio	212,401,043			0.76%
Asset Allocation Portfolio	223,301,654			0.80%

Total Anchor Series Trust	$3,067,284,642	$2,100,000	$2,100,000	11.02%

Growth Portfolio	87,912,691			0.32%
Cash Management Portfolio	60,704,844			0.22%
Multi-Managed Growth Portfolio	68,887,844			0.25%
Real Return Portfolio (formerly Strategic Fixed Income Portfolio)	399,375,273			1.45%
Multi-Managed Moderate Growth Portfolio	123,626,978			0.45%
Multi-Managed Income/Equity Portfolio	96,715,084			0.35%
Multi-Managed Income Portfolio	88,235,051			0.32%
Asset Allocation: Diversified Growth Portfolio	173,658,367			0.63%
Large Cap Growth Portfolio	259,077,648			0.94%
Stock Portfolio	137,344,792			0.50%
Large Cap Value Portfolio	303,057,241			1.10%
Mid Cap Growth Portfolio	94,174,351			0.34%
Mid Cap Value Portfolio	205,049,461			0.75%
Small Cap Portfolio	131,417,967			0.48%
International Equity Portfolio	327,064,816			1.19%
Diversified Fixed Income Portfolio	609,811,187			2.22%
Focus Growth Portfolio	149,217,792			0.54%
Allocation Balanced	—			—
Allocation Moderate Strategy	—			—
Allocation Moderate Growth Strategy	—			—
Allocation Growth Strategy	—			—

Total Seasons Series Trust	$3,315,331,387	$2,100,000	$2,300,000	12.07%

FIDELITY BOND PREMIUM AMOUNT AND ALLOCATION 2012

	Net Assets as of 29-June-2012	Amount of Minimum Bond Requirement	Amount of Bond Coverage	Percentage of Allocation
Fund Name		(in dollars)	(in Dollars)	(%)
Equity Index Portfolio	79,604,884			0.09%
Small Company Value Portfolio	232,854,507			0.26%
Mid-Cap Growth Portfolio	186,173,167			0.21%
Capital Growth Portfolio	58,562,330			0.06%
Blue Chip Growth Portfolio	82,180,316			0.09%
Growth Opportunities Portfolio	220,685,849			0.24%
Technology Portfolio	36,643,174			0.04%
Marsico Focused Growth Portfolio	122,681,174			0.14%
Small & Mid Cap Value Portfolio	550,219,290			0.61%
Foreign Value Portfolio	602,157,284			0.67%
American Fund Growth Portfolio	266,985,857			0.30%
American Fund Global Growth Portfolio	407,201,521			0.45%
American Fund Growth and Income Portfolio	222,303,024			0.25%
American Fund Asset Allocation Portfolio	121,265,425			0.13%
Cash Management Portfolio	326,789,641			0.36%
Corporate Bond Portfolio	1,112,521,923			1.23%
Global Bond Portfolio	332,936,970			0.37%
High-Yield Bond Portfolio	294,116,762			0.33%
Growth-Income Portfolio	297,048,228			0.33%
Global Equities Portfolio	124,136,821			0.14%
Alliance Growth Portfolio	361,452,928			0.40%
MFS Massachusetts Investors Trust Portfolio	383,241,175			0.42%
Fundamental Growth Portfolio	154,492,506			0.17%
SunAmerica Dynamic Allocation Portfolio	786,986,978			0.87%
SunAmerica Dynamic Strategy Portfolio (assets as of July 31, 2012)	16,509,469			0.02%
International Diversified Equities Portfolio	242,398,719			0.27%
Davis Venture Value Portfolio	1,191,406,577			1.32%
MFS Total Return Portfolio	631,469,597			0.70%
Total Return Bond Portfolio	1,079,911,279			1.19%
Telecom Utility Portfolio	47,735,919			0.05%
Balanced Portfolio	160,490,734			0.18%
Equity Opportunities Portfolio	82,711,843			0.09%
Aggressive Growth Portfolio	76,227,015			0.08%
International Growth and Income Portfolio	297,586,229			0.33%
Emerging Markets Portfolio	239,719,295			0.27%
Real Estate Portfolio	351,533,941			0.39%
“Dogs” of Wall Street Portfolio	84,148,498			0.09%

Total SunAmerica Series Trust	$11,865,090,849	$2,500,000	$2,500,000	13.12%

Money Market I Fund	405,390,123			0.32%
Government Securities Fund	146,049,141			0.12%
Capital Conservation Fund	233,014,769			0.18%
Stock Index Fund	3,528,455,430			2.79%
Global Social Awareness Fund	251,688,190			0.20%
Mid Cap Index Fund	2,456,477,600			1.94%
Asset Allocation Fund	148,451,885			0.12%
Small Cap Index Fund	844,187,704			0.67%
Growth & Income Fund	83,092,638			0.07%
Nasdaq-100 Index Fund	170,674,709			0.14%
Core Equity Fund	217,770,082			0.17%
Health Sciences Fund	282,873,721			0.22%
Blue Chip Growth Fund	414,151,251			0.33%
Value Fund	104,979,809			0.08%
Small Cap Fund	306,223,147			0.24%
International Government Bond Fund	191,343,252			0.15%
Inflation Protected Fund	415,305,599			0.33%
Large Capital Growth Fund	350,440,473			0.28%
Broad Cap Value Fund	29,821,873			0.02%
Foreign Value Fund	812,497,641			0.64%
Emerging Economies Fund	523,789,362			0.41%
Large Cap Core Fund	130,089,863			0.10%
Mid Cap Strategic Growth Fund	249,199,386			0.20%
Small Cap Aggressive Growth Fund	74,291,416			0.06%
International Equities Fund	737,397,421			0.58%
International Growth I Fund	510,899,580			0.40%
Science & Technology Fund	734,820,397			0.58%
Global Strategy Fund	465,160,652			0.37%
Small Cap Special Values Fund	186,432,318			0.15%
Core Value Fund	368,295,586			0.29%
Growth Fund	791,585,123			0.63%
Global Real Estate Fund	309,621,464			0.25%
Small -Mid Growth Fund	105,050,331			0.08%

Total VALIC Company I Series	$16,579,512,936	$2,500,000	$2,500,000	13.12%

International Small Cap Equity Fund	476,972,174			1.48%
Small Cap Growth Fund	80,288,033			0.25%
Mid Cap Growth Fund	139,042,227			0.43%
Capital Appreciation Fund	56,312,845			0.18%
Large Cap Value Fund	146,136,922			0.45%
Socially Responsible Fund	594,798,871			1.85%
Mid Cap Value Fund	672,910,246			2.09%
Money Market II Fund	188,304,220			0.59%
Aggressive Growth Lifestyle Fund	—			—
Moderate Growth Lifestyle Fund	—			—
Conservative Growth Lifestyle Fund	—			—
Core Bond Fund	587,683,103			1.83%
Strategic Bond Fund	595,522,753			1.85%
High Yield Bond Fund	282,955,637			0.88%
Small Cap Value Fund	400,534,502			1.25%

Total VALIC Company II Series	$4,221,461,533	$2,500,000	$2,500,000	13.12%

2015 High Watermark Fund	131,784,505			0.76%
2020 High Watermark Fund	68,579,024			0.39%
SunAmerica Alternative Strategies Fund	349,201,024			2.00%
SunAmerica Global Trends Fund	385,238,758			2.21%
Focused Alpha Growth Fund	121,928,081			0.70%
Focused Alpha Large-Cap Fund	87,098,498			0.50%

SunAmerica Specialty Series	$1,143,829,890	$1,250,000	$1,250,000	6.56%

GRAND TOTAL	$46,118,446,786	$18,350,000	$19,050,000	100.00%